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                    AMENDED AND RESTATED SETTLEMENT AGREEMENT

         This Amended and Restated Settlement Agreement ("Agreement") is by and among William R. Dunavant, a citizen and resident of the State of Florida, High Speed Net Solutions, Inc., a Florida corporation with its principal place of business at Suite 2120, 434 Fayetteville St. Mall, Raleigh, North Carolina 27601, and Michael Cimino, a citizen and resident of the State of Florida (collectively the "parties").

         Under the terms and conditions stated below, the parties desire to resolve the Litigation (as defined below), and any other claims between or among any of the parties that are related to the Litigation or the August 13, 1999 Agreement between William R. Dunavant and High Speed Net Solutions, Inc.

I.       DEFINITIONS.

         The terms set forth below shall have the following meanings in this
Agreement:

         A.       Execution Date

                  The "Execution Date" of this agreement is the last date that appears on the execution page of this Agreement such that all parties have executed this Agreement on or before such Execution Date.

         B.       The Litigation

                  The "Litigation" refers to the lawsuit filed in the Miami-Dade County Circuit Court, captioned Dunavant v. High Speed Net Solutions, Inc. (Case No. 00-2229-CA 11).

         C.       HSNS

                  "HSNS" means High Speed Net Solutions, Inc., the corporation that is the defendant in the Litigation, and all subsidiaries, related entities, and successors, including but not limited to J S J Capital Corp., Inc. A "successor" includes any company that is the survivor of any merger with HSNS, any company that, as a result of a share exchange with HSNS, becomes HSNS's parent, and any company that acquires as a result of any transaction all or substantially all of the assets of HSNS.

         D.       Dunavant

                  "Dunavant" means William R. Dunavant, his assigns, successors-in-interest, or any other entity of whatever form or characteristic which is now entitled to, or which shall

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subsequently succeed to, the rights and obligations of William R. Dunavant.

         E.       Registrable Shares

                  "Registrable Shares" shall mean the following shares of common stock of HSNS to be registered by HSNS pursuant to this Agreement:

                  (i) 350,000 shares, which the parties agree that Dunavant currently holds; plus

                  (ii) the 150,000 shares to be delivered to Dunavant pursuant to paragraph II.A.; plus

                  (iii) the shares to be delivered to Dunavant pursuant to paragraph II.B. below; plus

                  (iv) the shares, if any, determined by the calculation in paragraph II.D. below; minus

                  (v) the number of Registrable Shares, if any, sold by Dunavant pursuant to SEC Rule 144 before the effective date of the registration statement.

         F.       Restricted Securities

                  "Restricted Securities" shall refer to shares of stock that may be resold without registration under the Securities Act of 1933 only in certain limited circumstances, including without limitation, Securities and Exchange Commission (SEC) Rule 144, as presently in effect.

         G.       Cimino

                  "Cimino" or "Michael Cimino" means the past chairman and president of HSNS, who signed the August 13, 1999 Agreement between William R. Dunavant and High Speed Net Solutions, Inc., on behalf of HSNS, which agreement is the subject of the Litigation between Dunavant and HSNS, his assigns, successors-in-interest, or any other entity of whatever form or characteristic which is now entitled to, or which shall subsequently succeed to, the rights and obligations of Michael Cimino.

II.      TERMS OF SETTLEMENT

         A. HSNS shall deliver to Dunavant on or before the fifth (5th) business day following the Execution Date One Hundred Fifty Thousand (150,000) Registrable Shares, unencumbered with any restrictions, covenants, loans, mortgages, security interests or

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other devices or conditions; provided, however, that Dunavant acknowledges that these 150,000 Registrable Shares will be issued to Dunavant as Restricted Securities under the federal securities laws.

         B. HSNS shall also deliver additional Registrable Shares, unencumbered with any restrictions, covenants, loans, mortgages, security interests or other devices or conditions (except that Dunavant acknowledges that these shares will be issued to Dunavant as Restricted Securities under the federal securities laws), commencing with a first delivery of stock on the Execution Date, and continuing each month thereafter on the monthly anniversary of the Execution Date, in such amount of shares each month as described in paragraphs II.B(i) and II.B(ii) below. HSNS' obligation to deliver shares under this paragraph II.B shall terminate upon HSNS fulfilling its obligation under paragraph II.C to cause an effective registration statement to be available for the Registrable Shares of HSNS stock that enables Dunavant to sell the Registrable Shares.

                  (i) During the period commencing on the Execution Date and ending on the day before the first monthly anniversary following January 1, 2001, the number of additional Registrable Shares delivered to Dunavant per month under this paragraph II.B shall be 25,000.

                  (ii) During the period commencing on the first monthly anniversary following January 1, 2001, and continuing thereafter, the number of additional Registrable Shares delivered to Dunavant per month under this paragraph II.B shall be 50,000 shares. The number of additional Registrable Shares delivered to Dunavant per month under this paragraph II.B shall remain at the amount of 50,000 shares until HSNS has delivered an effective registration statement for the Registrable Shares.

         C. On or before July 1, 2000, HSNS shall file a registration statement with the SEC for all Registrable Shares owned by, or due and owing to, Dunavant, and shall thereafter use all reasonable efforts and dispatch, including but not limited to responding to SEC comments and filing amendments to the registration statement, to enable the SEC to declare the registration statement effective at the earliest possible date. All costs and expenses of the registration process, including but not limited to professional fees for preparing the registration statement and assisting HSNS during the registration process, shall be borne by HSNS.

         D. If on the effective date of the registration statement, the ten-day moving average closing price for HSNS stock is less than $23 per share, then HSNS shall increase the number of

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Registrable Shares covered by the registration statement to make up the difference between (a) the product obtained by multiplying $23 by the sum of 400,000 plus any additional shares delivered pursuant to paragraph II.B., and
(b) the product obtained by multiplying the ten-day moving average closing price for HSNS stock as of the effective date of the registration statement by the sum of 450,000 plus any additional shares delivered pursuant to paragraph II.B (hereinafter, the "Difference"). The number of Registrable Shares to be included to make up the Difference shall be computed by dividing the Difference by the ten-day moving average closing price for HSNS stock as of the effective date of the registration statement. HSNS shall deliver this number of additional shares to Dunavant on the effective date of the registration statement.

         E. It shall be deemed a material breach of this Agreement by HSNS if for any reason the registration statement has not been declared effective by the SEC by January 1, 2001. In that event, Dunavant shall have the right but not the obligation immediately to commence arbitration proceedings, as hereunder described, against HSNS, provided that no delay by Dunavant in commencing such proceedings shall be deemed a waiver of any rights that Dunavant has under this Agreement.

         F. To the extent permitted by law, Dunavant shall be free, but not obligated, to sell any Registrable Shares of HSNS common stock under SEC Rule 144. Any such shares sold by Dunavant under SEC Rule 144 shall be subtracted from the calculation of Registrable Shares as prescribed above.

         G. HSNS shall pay Dunavant Twelve Thousand Seven Hundred Fifty Dollars ($12,750) on the Effective Date of this Agreement.

         H. HSNS shall pay Dunavant Twelve Thousand Seven Hundred Fifty Dollars ($12,750) each month on or before the monthly anniversary of the Effective Date during the period commencing on the first monthly anniversary after the Execution Date and ending on the last day of the month in which the registration statement for the Registrable Shares is declared effective by the SEC.

         I. The parties agree that the provisions of paragraphs II.B, II. G, and II.H are not a penalty and that they represent a reasonable attempt to remedy the economic harm accruing to Dunavant from delays in resolving the controversies surrounding HSNS' compliance with the August 13, 1999 Agreement.

         J. HSNS shall require Alan Kleinmaier to sign a non-compete agreement whereby he is unable to compete with HSNS through, and including, the effective date of the registration statement for the Registrable Shares.

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         K.       Dunavant shall not allow any HSNS stock owned by him to be shorted on or before the effective date of a registration statement.

         L. Dunavant shall have "piggyback" registration rights should the shares of any entity be registered under the Securities Act by HSNS prior to the effective date of the registration statement for the Registrable Shares.

III.     SATISFACTION OF JUDGMENT OR DISMISSAL OF THE LITIGATION

         A. Dunavant shall contemporaneously with the execution of this Agreement execute either the Satisfaction of Judgment (attached as Exhibit A and incorporated by this reference) or the Stipulation of Dismissal (attached as Exhibit B and incorporated by this reference) as necessary.

IV.      RELEASE OF CLAIMS

         A.       Release by Dunavant

                  Dunavant hereby releases HSNS, together with each of its officers, directors, agents, employees, attorneys, and representatives, for any and all claims, actions, causes of action, or liabilities of any sort or character, whether known or unknown, arising from the beginning of time to the Execution Date of this Agreement which were asserted in the Litigation or could have been asserted in the Litigation.

         B.       Release by HSNS

                  HSNS, together with its officers, directors, agents, employees, attorneys, and representatives, hereby releases Dunavant for any and all claims, actions, causes of action, or liabilities of any sort or character, whether known or unknown, arising from the beginning of time to the Execution Date of this Agreement which were asserted in the Litigation or could have been asserted in the Litigation.

         C.       No Release of Obligations under this Agreement

                  Nothing herein shall constitute a release by any party of any person of his or its obligations under this Agreement.


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V.       CONFIDENTIALITY

         A.       Confidentiality Obligation

                  The terms and conditions of this Agreement shall be kept confidential by the parties, and shall not be disclosed to any third party except as required by law (including SEC disclosure requirements) or as otherwise provided herein. This Agreement may be provided to a party's attorney, accountant, or financial advisor, subject to such party's agreement to maintain the confidentiality of the agreement and its terms and conditions. This Agreement may also be provided to a governmental authority or the public when there is a legal obligation to provide the document to such authority. Except as required by law, the parties shall make no comment to any third party, including but not limited to any press release, about the settlement of the Litigation other than stating that the claims in the Litigation have been dismissed with prejudice and that the dispute has been settled to the mutual satisfaction of all parties.

         B.       Third-Party Requests

                  In the event that the terms or conditions of this Agreement shall be requested by a third party in a legal proceeding, by subpoena, document request, or otherwise, the party receiving the request shall provide notice to the other party pursuant to the notice provisions of this Agreement in sufficient time to allow the other party the opportunity to intervene and limit or prevent the disclosure in that legal proceeding. In any case, the producing party shall make all reasonable efforts to obtain confidential treatment of the Agreement or its terms and conditions in any legal proceeding.

VI.      ARBITRATION

         A.       Controversies to be Arbitrated

                  Any dispute, controversy, or claim under this Agreement shall be finally resolved by arbitration in Miami, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and enforced by a single arbitrator who shall be an attorney experienced in securities law matters and selected by the parties. If the parties are unable to agree upon an attorney, an attorney experienced in securities law matters shall be appointed by the American Arbitration Association in accordance with its rules.

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         B.       Arbitration Award.

                  The award of the arbitration shall be final and enforceable in any court of competent jurisdiction and may include the cost of arbitration and reasonable attorney's fees.

VII.     NOTICE

         Any notice provided for under this agreement shall be made in writing via overnight delivery. If the notice is directed to Dunavant, the notice shall be addressed as follows:

         William R. Dunavant
         2461 Provence Circle
         Weston, Florida 33327

With a copy to:

         Richard E. Brodsky, P.A.
         Suite 919, 25 SE Second Avenue
         Miami, Florida 33131

If the notice is directed to HSNS, the notice shall be addressed as follows:

         High Speed Network Solutions, Inc.
         Suite 2120, 434 Fayetteville St. Mall
         Raleigh, North Carolina 27601
         Attn: President

With a copy to:

         Jim Verdonik
         Kilpatrick Stockton LLP
         3737 Glenwood Avenue
         Raleigh, North Carolina  27612

If the notice is directed to Cimino, the notice shall be addressed as follows:

         Michael M. Cimino
         4542 S. Peninsula Drive
         Ponce Inlet, Florida 32127

With a copy to:

         Dave Hood, Esq.
         444 Seabreeze Blvd.
         Suite 900
         Daytona Beach, Florida 32118

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         The addresses for delivery of notice may be changed by any party by providing written notice in the manner set forth above.

VIII.    ACKNOWLEDGMENTS

         The parties previously entered into a Settlement Agreement, dated May 4, 2000 (the "Original Settlement Agreement"). The parties have agreed to amend and restate the Original Settlement Agreement because certain provisions of the Original Settlement Agreement became impossible to perform due to the discovery of a published SEC interpretation regarding an issue about which HSNS was required to deliver a legal opinion. Without the legal opinion the original Settlement Agreement could not be fully performed and the parties have therefore negotiated new terms and conditions as expressed in this Agreement.

         The parties acknowledge and agree that: (i) no stock or consideration was issued by HSNS to Dunavant under the Original Settlement Agreement; (ii) any transfers of possession or ownership of any HSNS shares owned by Michael Cimino in partial performance of the Original Settlement Agreement are rescinded and Dunavant shall use his best efforts to unwind, rescind, and reconvey such transferred shares; and (iii) that this Agreement replaces entirely the Original Settlement Agreement and the parties shall have no obligations whatsoever arising from the Original Settlement Agreement.

         Cimino is a party to this Agreement solely for the purposes of this
Section VIII. Cimino agrees, acknowledges and affirms that the Original Settlement Agreement is rescinded and is null and void. Cimino agrees, acknowledges and affirms that the letter agreement dated May 2, 2000 between Cimino and HSNS is rescinded and is null and void. Cimino warrants and represents that there are no understandings or agreements of any kind or nature between Cimino and HSNS or between Cimino and Dunavant arising from or relating to the Litigation or the Original Settlement Agreement.

         This Agreement supersedes in full any and all previous conversations, understandings, tentative agreements or actual agreements resolving or attempting to resolve the Litigation.

IX.      MISCELLANEOUS

         A.       Binding Nature of Agreement

                  This Agreement shall be binding on HSNS (as defined above), Dunavant (as defined above), and Cimino (as defined above) and their respective successors and assigns.

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         B.       Application of Florida Law

                  This Agreement shall be construed in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws.

         C.       No Admission of Liability

                  This Agreement constitutes a compromise of disputed claims, and is entered into to avoid the costs and uncertainties of litigation. By entering into this Agreement, no party hereto admits any liability whatsoever, and any such liability is expressly denied.

         D.       Severability

                  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         E.       Entire Agreement

                  This Agreement and its exhibits hereto contain the entire agreement of the parties. They are intended to supersede and replace any prior or contemporaneous agreement of the parties with respect to the subject matter of this Agreement and its exhibits, which includes, but is not necessarily limited to, the settlement of the Litigation. No party has relied on any oral representations whatsoever in entering into this Agreement or its exhibits, and the only written representations that are or have been relied on are those expressly made in this Agreement. This Agreement and its exhibits shall be modified only in a writing executed by all parties thereto which specifically and expressly refer to this Agreement.

         F.       Neutral Construction

                  This Agreement has been drafted with the cooperation and participation of all parties and their attorneys. Accordingly, no part of this Agreement shall be construed in favor of or against any party.

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         G.       Additional Steps and Procedures

                  From time to time after the execution of this Agreement, each of the parties hereto hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

         H.       Warranty of HSNS

                  HSNS warrants that, prior to the execution of this Agreement by Dunavant, it has made public disclosure, by a disseminated press release, of all material information concerning the status and terms of any negotiations and discussions between HSNS and any other person or representative of any other person concerning any merger, share exchange, or sale of all or substantially all of HSNS's assets.

         I.       Execution in Counterparts

                  This Agreement may be executed in multiple counterparts, each constituting an original document for all purposes for which an original document may be required.



                (the remainder of this page is left intentionally blank)

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         THIS AGREEMENT EXECUTED by the parties as of this __ day of June 2000.


WILLIAM R. DUNAVANT                      HIGH SPEED NET SOLUTIONS, INC.

/s/ WILLIAM R. DUNAVANT                  By: /s/ Alan R. Kleinmaier
                                            ----------------------------------
                                         Printed Name:
                                         Alan R. Kleinmaier

                                         Title:



                                         MICHAEL CIMINO

                                         /s/ Michael Cimino
                                         -------------------------------------

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                                    EXHIBIT A

                              IN THE CIRCUIT COURT
                        OF THE ELEVENTH JUDICIAL CIRCUIT
                      IN AND FOR MIAMI-DADE COUNTY, FLORIDA

                             Case No. 00-2229-CA 11

                          GENERAL JURISDICTION DIVISION

WILLIAM R. DUNAVANT,                             )
         Plaintiff,                              )
v.                                               )
HIGH SPEED NET SOLUTIONS, INC.,                  )SATISFACTION OF JUDGMENT
         Defendant.                              )
                                                 )
                                                 )
                                                 )
                                                 )
                                                 )
                                                 )
                                                 )
--------------------------------------------------

         The undersigned owner and holder of a Final Judgment against HIGH SPEED NET SOLUTIONS, INC. recorded in Official Records Book ___, page ____, of the Public Records of Miami-Dade County, Florida, acknowledges that full payment thereof has been received and by this instrument does satisfy such Final Judgment.

                               ------------------------------------
                               WILLIAM R. DUNAVANT

STATE OF FLORIDA           )
COUNTY OF MIAMI-DADE       )

The foregoing instrument was acknowledged before me this ___ day of _____, 2000, by WILLIAM R. DUNAVANT, who is personally known to me/who has produced his driver's license as identification and who did/did not take an oath.

               -------------------------------------------
                             Notary Public
                             State of Florida at Large

Prepared by (and return to):
Raul A. Arencibia, Esq.
999 Ponce de Leon Blvd., Suite 1015
Coral Gables, FL 33134
Tel: (305)444-6669

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                                    EXHIBIT B

                              IN THE CIRCUIT COURT
                        OF THE ELEVENTH JUDICIAL CIRCUIT
                      IN AND FOR MIAMI-DADE COUNTY, FLORIDA

                             Case No. 00-2229-CA 11

                          GENERAL JURISDICTION DIVISION

WILLIAM R. DUNAVANT,                          )
         Plaintiff,                           )
v.                                            )
HIGH SPEED NET SOLUTIONS, INC.,               )
         Defendant.                           )STIPULATION OF DISMISSAL
                                              )WITH PREJUDICE
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
-----------------------------------------------

Pursuant to Florida Rule of Civil Procedure 1.420(a), Plaintiff William R. Dunavant herewith dismisses, with prejudice, any and all claims which are now, or which at any time in the past were, asserted herein. Each party shall bear its own costs and attorneys fees. This ____ day of June, 2000.



-------------------------------           -------------------------------
Richard E. Brodsky                        Raul Arencibia
RICHARD E. BRODSKY, P.A.                  KILPATRICK STOCKTON LLP
Fla. Bar No. 322520                       Fla. Bar No. 312541
25 SE Second Avenue                       999 Ponce de Leon Boulevard
Suite 919                                 Suite 1015
Miami, Florida 33131                      Coral Gables, Florida  33134
(305) 755-9470                            (305) 444-6669

Attorneys for Plaintiff                   Attorneys for Defendant
William R. Dunavant                       High Speed Net Solutions, Inc.

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